Exhibit 5.1

Tel-Aviv, August 9, 2016

Magal Security Systems Ltd.
P.O. Box 70, Industrial Zone
 Yehud 56100, Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-1, as it may be amended from time to time (the “Registration Statement”), to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Magal Security Systems Ltd., an Israeli company (the “Company”).

We have acted as Israeli counsel to the Company in connection with the filing of the Registration Statement, which includes a prospectus to be furnished to shareholders of the Company in connection with the offering by the Company to its shareholders of subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase ordinary shares, par value NIS 1.00 per share, of the Company (the “Rights Shares”).  The Subscription Rights will be evidenced by subscription rights certificates (collectively, the “Subscription Rights Certificates”).  The Registration Statement relates to the Subscription Rights and to the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights.

As Israeli counsel to the Company, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.

Upon the basis of such examination, we are of the opinion that:

(i)	the Subscription Rights have been duly authorized and, when issued in accordance with the terms of the Subscription Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued and be binding obligations of the Company; and

(ii)	the Rights Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Subscription Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Israeli law, and we not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Legal Matters” and “Enforceability of Civil Liabilities” in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Naschitz, Brandes, Amir & Co., Advocates Naschitz, Brandes, Amir & Co., Advocates